UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (or Date of Earliest Event Reported): May 10, 2005



                              SWIFT ENERGY COMPANY
             (Exact name of Registrant as specified in its charter)

                 TEXAS                     1-8754                 74-2073055
    (State or other jurisdiction    (Commission File Number)    (IRS Employer
     of incorporation)                                       Identification No.)


                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                    (Address of principal executive offices)


                                 (281) 874-2700
                         (Registrant's telephone number)


                                 Not Applicable
          (Former Name or former address, if changed since last report)


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Item 1.01  Entry Into Material Definitive Agreement
           ----------------------------------------

2005 Stock Compensation Plan

On May 10, 2005, at the Annual Meeting of Shareholders of Swift Energy Company ("Swift"), the shareholders of Swift approved the Swift Energy Company 2005 Stock Compensation Plan (the "2005 Stock Plan") by an affirmative vote of a majority of the shares represented at the meeting. The 2005 Stock Plan had been adopted, subject to shareholder approval, by Swift's Board of Directors on March 23, 2005. The purpose of the 2005 Stock Plan is to promote and advance the interests of Swift by aiding in hiring, retaining and rewarding qualified employees, attracting and retaining outstanding directors, and increasing the interest of managerial and key employees and consultants in the growth and financial success of the Company by offering stock options and stock and cash bonus incentives based on performance.

The 2005 Stock Plan provides for the grant of various awards to directors, officers and other key employees and consultants of Swift or its subsidiaries, including incentive stock options, nonqualified stock options, "reload" options, stock appreciation rights, restricted stock, restricted stock units and performance bonus awards. The aggregate number of shares of common stock that may be issued pursuant to awards under the 2005 Stock Plan is between 625,000 and 900,000 shares of Swift's common stock, depending on the nature of the awards. The maximum numbers of shares of Swift common stock that may be issued under the 2005 Stock Plan is 900,000 shares in a "fungible pool" of shares, plus shares covered by previous awards granted prior to May 10, 2005 under any prior long-term incentive plan which awards are forfeited or cancelled. That pool of shares will be reduced by one share for every stock option, which is granted, and will be reduced by 1.44 shares for every "full-value" award which is granted. Full-value awards consist of restricted stock, restricted stock units and stock appreciation rights.

The Compensation Committee of Swift's Board of Directors has the sole authority to construe and interpret the 2005 Stock Plan, to select participants, to grant awards and to establish the terms and conditions of the awards. The Compensation Committee is allowed to give Swift's chief executive officer specifically limited written authority to grant awards to new employees.

The 2005 Stock Plan is attached as Exhibit 10.1 hereto and is incorporated herein by reference. Additional information about the 2005 Stock Plan can also be found in the Company's definitive proxy statement on Schedule 14A for the 2005 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on March 28, 2005, in the section of the proxy statement entitled "Proposal 2 -- Approval of the Swift Energy Company 2005 Stock Compensation Plan."


Item 5.02  Departure of Directors or Principal Officers; Election of  Directors;
           ---------------------------------------------------------------------
           of Principal Officers
           ---------------------

At the May 10, 2005 annual meeting of shareholders of Swift Energy Company, Messrs. Virgil N. Swift and G. Robert Evans did not stand for re-election to Swift's Board of Directors. Following the shareholder election of new directors, Virgil N. Swift, a founding director, was appointed as a Director Emeritus of Swift. At the meeting, the shareholders of Swift's common stock elected Douglas
J. Lanier and Bruce H Vincent to Swift's Board. Shareholders also re-elected current director Deanna L. Cannon. These newly elected board members will serve three year terms.

Following the election of the three directors, Swift's Board continues to total nine members. Other Board members include A. Earl Swift, Chairman of the Board, Raymond E. Galvin, Greg Matiuk, Henry C. Montgomery, Clyde W. Smith, Jr. and Terry E. Swift.


Item. 9.01  Financial Statement and Exhibits
            --------------------------------

(c) Exhibit. The following exhibit is filed with this report on Form 8-K:

     Exhibit No.           Exhibit Description
     -----------           -------------------

       10.1           Swift Energy Company 2005 Stock Compensation Plan

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2005

                                         Swift Energy Company


                                         By:/s/ Bruce H. Vincent
                                            ------------------------------
                                            Bruce H. Vincent
                                            President

                                  EXHIBIT INDEX


Exhibit No.        Description

10.1              Swift Energy Company 2005 Stock Compensation Plan